                                                                   EXHIBIT 10.26


                                     LEASE
                                      BY
                YVON CORMIER, TRUSTEE OF Y-CEE INVESTMENT TRUST
                                      TO
                        ADAPTIVE BROADBAND CORPORATION


                               TABLE OF CONTENTS


                                                                       Page
1.   Identifications ....................................................3
2.   Lease; the Premises ................................................3
3.   Tenant Fit Up; Costs and Reimbursement .............................5
4.   Term ...............................................................7
5.   Use of the Premises; Licenses and Permits .........................10
6.   Basic Rent; Additional Rent .......................................11
7.   Taxes .............................................................16
8.   Insurance; Waivers of Subrogation .................................16
9.   Utilities .........................................................19
10.  Repairs ...........................................................20
11.  Compliance with Laws and Regulations ..............................23
12.  Alterations by Tenant .............................................24
13.  Landlord's Access .................................................25
14.  Indemnities .......................................................26
15.  Casualty Damage ...................................................27
16.  Condemnation ......................................................30
17.  Landlord's Covenant of Quiet Enjoyment;
     Title .............................................................33
18.  Tenant's Obligation to Quit .......................................33
19.  Transfers of Tenant's Interest ....................................34
20.  Transfers of Landlord's Interest ..................................36


                                      -1-


21.  Mortgagees' Rights ................................................37
22.  Tenant's Default; Landlord's Remedies .............................40
23.  Remedies Cumulative; Waivers; .....................................44
24.  Notices ...........................................................44
25.  Recording .........................................................45
26.  Estoppel Certificates .............................................46
27.  Hazardous Materials and Compliance with
       Environmental Laws ..............................................46
28.  Other Utilities....................................................49
29.  Option to Extend Term / Additional Space ..........................49
30.  Security Deposit ..................................................53
31.  Brokerage .........................................................53
32.  Additional Provisions .............................................53
33.  Personal Property of Tenant .......................................55
34.  Delays - Force Majeure.............................................55
35.  Attorney's Fees ...................................................56
36.  Accord and Satisfaction ...........................................56
37.  Financing Agreements ..............................................56
38.  Bind and Inure; Limited Liability of Landlord .....................56
39.  Authority .........................................................58
40.  Captions ..........................................................58
41.  Integration .......................................................58
42.  Severability; Choice of Law, and Forum ............................58

     Exhibit A    -   Floor Plan

     Exhibit B    -   Landlord's Work for Tenant Fit-Up

     Exhibit C    -   Interior Specifications for Landlord's Build-Out
                      and General Work Letter


                                     LEASE

1.       IDENTIFICATIONS:

         This LEASE made as of the 7th Day of May, 1999, by and between the following parties:

                                 THE PARTIES:

         (a)      The name and address of the Landlord is:
                  Yvon Cormier, Trustee of Y-CEE INVESTMENT TRUST, u/d/t dated January 12, 1979 and recorded at Middlesex County Northern Registry of Deeds at Book 2348, Page 327, as Amended
                  59 Chandler Circle
                  Andover, Massachusetts 01810

         (b)      The name and address of the Tenant is:
                  Adaptive Broadband Corporation
                  1143 Borregas Avenue
                  Sunnyvale, California 94089

2.       LEASE; THE PREMISES:

         In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, it being the intent of the parties hereto that this instrument be deemed a "triple net lease" except as hereinafter provided, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord certain premises comprising 49,100 sq. ft. the total rentable area in the Building ("the Premises"), known and otherwise numbered Building 6 of Billerica Office Park ("Building"), the same more definitively described in a Floor Plan attached hereto as Exhibit A ("Floor Plan"), on a parcel of land (the "Property") in Billerica Office Park, so-called, in the Towns of

Billerica and Tewksbury, Middlesex County, Massachusetts, together with the right to use other improvements constructed on the Property, including the exclusive right to use 147 parking areas adjacent to the Building based upon a ratio of 3 spaces per 1,000 rentable sq. ft. in the Premises. In addition, the Tenant shall be allowed to use non-designated parking spaces until such time as they are assigned by the Landlord to future Tenants at the building.

         The Premises are leased together with the right, in common with the Landlord and all others claiming under the Landlord or otherwise from time to time lawfully entitled thereto, to use Billerica Park Drive (together with any additional and substitute ways now or hereafter laid out in Billerica Park for common use, the "Common Drives") for all purposes for which public ways may now or hereafter be used in the Towns of Billerica and Tewksbury. The Landlord reserves the rights to relocate the Common Drives and to install, maintain, repair, replace and grant easements for utility lines, pipes and conduits in the Common Drives and across the Property for the benefit of other properties, all without any measurable interference with or, any interruption of the use and enjoyment of the Premises or access to the Premises by the Tenant as contemplated hereby subject to the same conditions as Landlord's right to relocate common drives and place and grant easements for utility lines. Landlord further reserves the right at any time to submit all or a portion of the Common Drives to a declaration of common easements for the benefit of the Property and the other properties in Billerica Park serviced by the Common Drives, in which event the Tenant shall, if (i) all such other properties in Billerica Park are afforded substantially the same rights and benefits in the Common Drives, (ii) the expenses of maintenance, landscaping, plowing and sanding are fairly and reasonably allocated among the Property and such other properties and (iii) such declaration shall not adversely affect the rights of Tenant hereunder (specifically including the Tenant's exclusive rights to use the 147 parking areas adjacent to the Building) be bound by the same and shall pay as Additional Rent hereunder its pro-rata (as defined hereafter) share of such expenses as are from time to time allocable to the Property under such declaration, provided those charges are typical of those assessed to similar properties at Billerica Park. The Tenant's Pro-Rata Share of expenses as delineated aforesaid shall be based on a fraction the numerator of which shall be the total amount of square feet leased to the Tenant at the Building and the denominator of which shall be the aggregate total of rentable square feet in Building 6.

3.       TENANT FIT-UP; COSTS AND REIMBURSEMENT:

         Upon execution of this Lease, the Landlord shall, at its sole cost and expense, complete a fit-up of the interior portion of the Premises in order to accommodate the Tenant's proposed business operations according to those Plans and Specifications attached hereto ("Landlord's Work") marked Exhibit "B" and Interior Specifications for Landlord's Build-Out and General Work Letter marked Exhibit "C" and which by execution hereafter, the Tenant represents it has reviewed and approved. Should the Tenant request any additional work beyond the scope of the fit-up set forth on either Exhibit "B" or Exhibit "C", by means of Change Order or otherwise, the Tenant shall be obligated to the pay the Landlord for the same according to the terms and conditions of a written proposal which shall be executed by the parties prior to commencement of the additional work. In connection therewith, the amount for such additional work shall be reimbursed to the Landlord, with interest added thereto at the rate of 9% per annum, payable in equal monthly installments over the Base Term of the Lease. Such monthly payments shall be deemed "Additional Rent" in the same manner as those charges described in Section 6 hereafter.

         All such plans and specifications, the cost of which shall likewise be borne by the Landlord, shall be drawn in accordance with good engineering practices and applicable laws and building codes. In addition thereto, the Landlord shall assure that all work done at the Building and Premises is completed in a good and workmanlike manner in compliance with all laws, regulations and orders of government authorities and that only new first class materials are used by any contractor(s) hired by it to perform the Landlord's Work as more particularly described on Exhibit B and the Plans and Specifications referred to herein.

         Furthermore, and in conjunction with the Landlord's Work, it shall be the sole and exclusive responsibility of the Landlord to obtain and pay the cost of any permits necessary for it to begin and complete work as may be required by the Towns of either Billerica and/or Tewksbury and, likewise, it shall be the sole and exclusive responsibility of the Landlord to assure that all final inspections which may be required by either municipality take place in a timely fashion so as not delay issuance of any occupancy permit which might be required. Landlord will obtain an unconditional certificate of occupancy permit from the Town of Billerica and Tewksbury, as applicable, for the space by the Commencement Date. In connection therewith, the Tenant, by execution hereafter, acknowledges that no Certificate of Occupancy can issue until the Tenant has completed its fit-up work.

         Landlord shall, at its sole cost and expense, and within ten days after written notice, commence to repair and replace, as necessary, all materials, workmanship, fixtures or equipment placed by Landlord in the Premises which shall prove to be defective as to materials or workmanship during the period of twelve (12) months after the Commencement Date (or
12 months after installation if after the Commencement Date) after obtaining any consent of any Mortgagee or other person or entity from whom such consent may be required.

4.       TERM:

         The Term of this Lease (the "Term"), shall be five (5) years effective from the Commencement Date ("Commencement Date") defined herein and shall end on that date which is the last day of the sixtieth (60th) full calendar month following the Commencement Date (the "Expiration Date") unless extended or sooner terminated in accordance with the terms and provisions of this Lease

         (i) Except as otherwise provided in clause (ii) hereinbelow, the "Commencement Date" shall be August 1, 1999. The "Substantial Completion Date" shall be the day on which (a) Landlord has obtained and delivered to Tenant a valid, permanent certificate of use and occupancy from the applicable governmental authorities for the Tenant's occupancy of the Premises, (b) the Landlord's Work has been completed by Landlord as aforesaid except for minor items of work (and, if applicable, adjustments of equipment and fixtures) that can be completed after occupancy has been taken by Tenant without causing undue interference with the operation of Tenant's business in the Premises (i.e., so-called "Punch List Items"), and (c) the Premises are vacant, free of debris and broom-clean. Landlord shall promptly complete all Punch List Items and, in any event, within thirty (30) days after the Commencement Date. Notwithstanding the foregoing to the contrary, the following items must be completed prior to the Substantial Completion Date:

                  (1) carpets shall have been laid and installed where specified on Plan;

                  (2) all exterior and all other doors shall have been installed, with all locks in working order and all keys delivered to Tenant;

                  (3) all painting shall have been completed (except touch-up);

                  (4) all electric facilities, plumbing and sprinklers shall have been installed and working;

                  (5) all HVAC, including, without limitation, any supplemental HVAC, shall be installed and initially balanced and in working order. The Landlord shall warrant for one year the workmanship and the materials related to the HVAC system installed and shall be responsible for any required repairs to the HVAC system during such warranty period. However, thereafter, the Tenant shall be solely and exclusively liable for normal maintenance and repair of the HVAC system, including but not limited to obtaining a service contract.

                  (6) all of Tenant's signs and directory listings shall be installed by the Landlord in the foyer/lobby but not the exterior of the Building; in addition, the Landlord shall not be required to install any sign which contains a Logo of the Tenant. Installation of any exterior sign shall be subject to compliance by the Tenant to any and all applicable zoning ordinance or by-law promulgated by either the Towns of Billerica or Tewksbury related to the same, if any there may be.

                  "Year" or "Years" shall mean each twelve (12) month period beginning on the first day of the calendar month immediately following the month in which the Commencement Date occurs and each twelve (12) month period thereafter, beginning on the anniversary of the first day of the calendar month immediately following the month in which the Commencement Date occurs, provided, however, the first "Year" shall include the number of days from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

         (ii) Notice of Substantial Completion Date. Landlord shall deliver to Tenant a written notice of the anticipated Substantial Completion Date at least fifteen (15) days prior to the actual Substantial Completion Date (the "15-Day Notice"). In no event shall the Commencement Date occur before the date contained in the 15-Day Notice. If, in Landlord's reasonable judgment, it appears that the Landlord's Work will not be completed on or before the date specified in the 15-Day Notice, Landlord shall deliver to Tenant additional written notice(s) (the "Subsequent Notice(s)") of the anticipated Substantial Completion Date (the "Revised Date(s)"). If a Subsequent Notice is required to be given hereunder, in no event will the Commencement Date occur until the expiration of ten (10) business days after the Revised Date(s). In the event that the Substantial Completion Date shall occur after August 1, 1999, then the Substantial Completion Date shall be the Commencement Date.

              By execution hereafter, and subject to the provisions of
Section 34, and provided this Lease is executed by both parties on or before May 7, 1999, the Landlord represents that it will use its best efforts to complete all work so that the Substantial Completion Date is no later than July 22, 1999. Provided that the Tenant has not interfered with the Landlord so as to have caused a delay for the Landlord in completing its build-out for the Tenant, the Landlord agrees that if the Substantial Completion Date shall not have occurred by July 22, 1999, the Commencement Date shall thereupon become August 22, 1999.

         (iii) Possession for Tenant Move-In Work. Landlord shall ensure, upon written notice to it from the Tenant, that the Tenant and its contractors have access to the Building and the Premises prior to the Commencement Date at no charge for the purpose of installing special equipment, furniture, telephone equipment, computer equipment, cables and the like, provided that such activities by Tenant shall be conducted in such a manner so as to not unreasonably interfere with the Landlord's Work.

5.       USE OF THE PREMISES; LICENSES AND PERMITS:

         The Tenant shall use the Premises only for offices, general engineering, research and development, light manufacturing, warehousing, (collectively "Permitted Uses") and such other uses as are or may be permitted by the Zoning By-Laws for the towns of Billerica and Tewksbury all to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. The Landlord represents that as of the date of this Lease, and covenants that as of the Substantial Completion Date, the Premises may be used for all Permitted Uses under the Billerica and Tewksbury Zoning By-laws applicable to the Building and that the Premises, Property and Building conform with all applicable laws, codes, by-laws, rules, ordinances, statutes and regulations including but not limited to the Americans With Disabilities Act. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies solely in connection with operation of the Tenant's business at the Premises during the Term.

6.       BASIC RENT; ADDITIONAL RENT:

         Effective with the Commencement Date, and for the period August 1, 1999 through July 31, 2002 of this Lease as defined by Section 4 above (except as provided for in the second paragraph of this clause), the Tenant shall pay to the Landlord as Basic Rent, the sum of Three Hundred Forty Three Thousand Seven Hundred and 00/100 ($343,700.00) Dollars per year in monthly installments of Twenty Eight Thousand Six Hundred Forty-One and 67/100 (28,641.67) Dollars, the same calculated at the rate of $7.00 per square foot for 49,100 rentable square feet of area at the Building more particularly described on Exhibit A.

         For the period August 1, 2002 through July 31, 2004 of this Lease as defined by Section 4 above (except as provided for in the second paragraph of this clause), the Tenant shall pay to the Landlord as Basic Rent, the sum of Three Hundred Sixty-Eight Thousand Two Hundred Fifty and 00/100 ($368,250.00) Dollars per year in monthly installments of Thirty Thousand Six Hundred Eighty-Seven and 50/100 ($30,687.50) Dollars, the same calculated at the rate of $7.50 per square foot for 49,100 rentable square feet of area at the Building more particularly described on Exhibit A.

         As more specifically set forth hereafter, each yearly amount of Basic Rent is to be Triple Net. Basic Rent shall be payable without counterclaim, deduction, defense setoff or abatement, except as otherwise expressly provided herein, in advance on the first day of each month in equal installments (except in the case of a partial month at the beginning of the Term, in which event the Tenant shall pay the appropriate pro rata proportion of such installment) to the Landlord at the address set forth above or to such other party or such other address as the Landlord may thereafter from time to time specify by notice to the Tenant. If the name or address of the party entitled to receive Basic Rent and Additional Rent shall be changed, the Tenant may, until ten (10) days after receipt of such notice or such change, continue to pay Basic Rent and Additional Rent to the party and the address to which, and in the manner in which, the preceding installment of Basic Rent was paid.

         To the end this Lease is Triple Net, Basic Rent shall be received by the Landlord net of all costs and expenses related to the Premises other than as expressly set forth herein. The Tenant agrees to pay, for that area leased to it and exclusively dedicated to its use, its proportionate share (initially 49.1% except in the case of real estate taxes for which the Tenant shall pay 59.9% of the tax bill issued from the town of Tewksbury) of leased space, of real estate taxes and insurance premiums of the Landlord for the Building. In addition, the Tenant shall pay to the Landlord the fixed sum of $.75 per square foot of space in the Premises, which totals $36,825.00 per year payable in monthly installments of $3,068.75, to cover Tenant's pro rata share of the costs (except those of a capital nature) of routine repairs and maintenance, landscaping, quarterly window washing, costs of snow plowing and liability insurance premiums for the parking areas and other exterior common areas of Billerica Park. The Additional Rent shall constitute Tenant's full and complete liability for all operating and capital costs in anyway associated with the Premises, Building and Property other than "Tenant's Share of Water and Sewer Charges" described in Paragraph 9 hereinbelow. The Additional Rent described above shall be paid to the Landlord in the same manner as Basic Rent. The Landlord shall in each case, at the time of demand for payment, provide the Tenant with evidence of the payment for any such charges, costs, expenses and obligations. In connection with the Tenant's obligation to pay Additional Rent, the Landlord shall provide an annual statement to the Tenant prepared in accordance with generally accepted accounting principles and certified by an officer of the Landlord no later than ninety days after the end of each year. Notwithstanding anything in this Lease to the contrary, the Tenant shall have no liability for the Landlord's mortgage debt service or other financing costs, any brokerage expenses of the Landlord or any repairs which are the obligation of the Landlord under Paragraph 10 or any capital improvements or assessments except as otherwise provided in this Lease.

         Specifically excluded from Additional Rent and the responsibility of the Landlord are:

         1. The cost of correcting defects (other than defects in Tenant's work), except conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for this purpose;

         2. Salaries of officers and executives of the Landlord whether or not connected with the Operation of the Property;

         3. The initial cost of tools and equipment used in the Operation of the Property;

         4. Depreciation;

         5. Expenses relating to the construction of the initial leasehold improvement for the Tenant;

         6. Interest, fees or principal on indebtedness and any ground lease rents;

         7. Expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge;

         8. Real estate taxes, other than as provided for by the Lease;

         9. The cost of any electric current (subject to Section 9 hereafter) furnished to Tenant and other Building tenants exclusive of (i) the lobby which is to be a common area and (ii) outside lighting for the parking lot;

         10. The cost of any services or systems for that portion of the Building occupied by the Landlord or affiliates of the Landlord (exclusive of space occupied by the Landlord or affiliates of the Landlord in connection with the Operation of the Building) and which are not provided generally to other tenants in the Building;

         11. Leasing fees or commissions, advertising and promotional expenses, and legal fees incurred in connection with leasing space in the Building;

         12. Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

         13. The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;

         14. Association fees and dues;

         15. Expenses for painting and redecorating for other tenants;

         16. Legal expenses in enforcing the terms of the Lease for any other tenant;

         17. Penalties and interest for late payment of real estate taxes, water and sewer charges, or any other obligation of Landlord;

         18. Water and sewer charges to any tenant on a direct meter basis which are paid by the tenant;

         19. The cost of any item or service to the extent to which Landlord is entitled to be reimbursed or compensated by insurance, any tenant, or any third party, or would have been entitled to reimbursement or compensation if Landlord maintained the insurance which it is required to maintain hereunder;

         20. Expenses due to Landlord's default under any lease or other agreement relating to the Building, the Lot, or the Premises, and

         21. All other items that, under generally accepted accounting principles, are properly classified as capital expenditures, except as expressly otherwise provided in this Lease; and

         22. All other items not expressly included in Additional Rent under this Lease.

         The Tenant shall pay to the Landlord upon demand as Additional Rent interest on any payments of Basic Rent or Additional Rent not paid within 10 [ten] days after Landlord's notice that the same are due at a rate (herein called the "Lease Interest Rate") equal to five percent

(5%) per annum computed from the date such payment was due until such payment is made, each of such payment(s) of interest being payable as Additional Rent with the payment of Basic Rent next coming due. Notwithstanding the foregoing, if no such demand is made in writing delivered in hand to the Tenant within the period of thirty (30) days following the date any payment of Basic Rent or Additional Rent was due, the Landlord shall be deemed to have waived the right to be paid any interest on such payment in respect of periods prior to such demand.

         Rent for any partial month shall be equitably pro-rated. Rent shall be paid by check mailed by the first business day of each month to the Landlord at the above address or any other address provided to Tenant by Landlord in accordance with this Lease.

7.       REAL ESTATE TAXES: See Section 6.

8.       INSURANCE; WAIVERS OF SUBROGATION:

         The Landlord shall carry appropriate general liability insurance as well as property and casualty insurance, including without limitation fire, extended coverage and "all-risk" or ISO Special Form, excluding earthquake and flood, on the Premises, Building, Property and Improvements with the same limits of coverage as set forth for the Tenant herein. The Landlord shall further obtain and maintain insurance for the Building and Improvements, including a boiler, machinery, energy systems policy and a sprinkler leakage policy, with full replacement cost as determined by its Insurer.

         Tenant shall, at its own cost and expense, obtain, prior to the commencement of the Term, and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and reasonably acceptable to the Landlord and to any Mortgagee(s), for the benefit as named insureds of the Landlord, the Tenant and any Mortgagees as their respective interests may appear, provided, however, that Tenant shall be allowed to designate Landlord and Mortgagee as Additional Insureds as their respective interests may appear on such policy(ies) instead of designating each as a specific Additional Named Insured on such policy, the following:

         (i) comprehensive general liability and property insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $2,000,000.00 per occurrence for bodily injury or death and property damage or such higher limits as may result from the operation of clause (iii) below, the risk of loss to all all Tenant's contents of, and personal property and trade fixtures located in, the Premises being upon the Tenant, and the Landlord having no liability with respect thereto;

         (ii) so called "property" or "casualty" insurance, with losses payable to the Landlord or any first Mortgagee, against loss or damage to the presently existing (prior to Tenant's occupation) interior Improvements and to any other buildings, structures and improvements from time to time constituting a part of the Premises, such as may result from fire and such other casualties as are normally covered by "extended coverage" (to wit: the same fire, extended and all-risk coverage as required for insurance to be carried by the Landlord) endorsements, such casualty or property insurance to be in an amount equal to the replacement cost of the Improvements and any other buildings and structures or improvements from time to time constituting part of the Premises. Replacement cost shall be redetermined as frequently as the Landlord or any Mortgagee may from time to time reasonably request; and

         (iii) at the written request of the Landlord, such other insurance coverages and such additional coverage amounts as any Mortgagee may reasonably require the Landlord to obtain provided such coverage is customary and usual with respect to commercial buildings similar to the subject property.

         At the commencement of the Term and thereafter not less than ten (10) days prior to the expiration dates of the policies theretofore furnished originals or duplicates or certificates (contractually binding upon the insurer and not merely informational) thereof issued by the insurers, shall be delivered to the Landlord. All such policies and certificates shall provide that they are non-cancellable without at least thirty (30) days' prior written notice to the Landlord and any Mortgagees. Tenant shall have the right to substitute insurance policies of equal coverage.

         If either the Landlord or the Tenant is the party seeking release under the next paragraph, the provisions of the following clause shall apply only to the extent that the Landlord or the Tenant (as applicable) is not in default under the terms and conditions of this Lease at the time at which it (the Landlord or the Tenant) seeks a release under the following provisions.

         The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Premises or other property and for injury to or death of persons occurring on or about the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or other respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Premises or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9.       UTILITIES:

         The Landlord represents and warrants and covenants that all building systems at the Premises, Building and Property are in good condition and repair, without defects, at the time of commencement of the Lease and the Substantial Completion Date; the Premises, Building and Property contain in-place utilities for the Tenant to operate its business which the Tenant has inspected; and all permits required therefor have been obtained and are and will remain throughout the term and any option period in full force and effect. Should the Landlord not comply with its duties set forth in the preceding sentence, the Tenant shall have the right to issue Notice to the Landlord, setting forth a Claim of Default and upon receipt of such Notice, the Landlord shall have 30 days to cure the alleged Default, failing which, the Tenant shall be allowed to enforce similar remedies, as set forth in Section 10 hereafter. In connection with the in-place utilities, the Tenant shall be solely liable and responsible for installation of such other utilities which may be needed to operate its business should the same not be in existence on the date of execution of this Lease. The Tenant expressly acknowledges that its intended use of the Premises is for commercial purposes and the Landlord shall have no duty to furnish the Tenant with utility services of any kind, except as to water, sewer, gas, telephone [subject to telephone company], electric and HVAC services. The Tenant shall pay a pro-rata share, 49.1%, of the water and sewer charges billed to the Landlord from the Town of Billerica, as assessed against Building 6. Landlord will ensure that on or before the substantial Completion Date, separate gas and electrical meters shall be provided for the Tenant and the Tenant in turn agrees to be billed directly by the applicable utility company.

10.      REPAIRS:

         The Landlord shall, at its own cost and expense, and during the term of the Lease, maintain and make all necessary repairs to the roof, foundations, beams, girders, and other structural elements of the Building, mullions, exterior runoff water and related drainage systems, all exterior areas, including Parking Lots and walkways [subject to the Tenant paying for those ordinary repairs as Additional Rent per the terms contained on Page 11 and Page 12 of the Lease], all other Common Areas and facilities [subject to assessment of the same as an element of Additional Rent] and exterior walls of the Premises only (exclusive of signs which may be installed by the Tenant). However, the Landlord shall have no obligation to repair any damage resulting directly from negligent acts of the Tenant, its agents, employees, contractors, and invitees unless covered by Landlord's insurance policy.

         In connection herewith, the Landlord represents (i) The property shall be maintained consistent with generally accepted practices associated with a first class research and development building (ii) it shall provide snow plowing for the parking areas (iii) it shall remove snow and ice from walkways (iv) it shall provide landscaping services so that the property is maintained in a neat and clean condition. The same, however, shall be deemed a common area maintenance charge subject to inclusion as Additional Rent.

         From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: make all other repairs, non-structural, interior and exterior, necessary to keep the Premises, including all electrical other than common systems, mechanical, heating, ventilating and air conditioning (including any roof top unit), plumbing (other than in common areas) and other building systems [excluding sewer and gas systems and all capital repairs and replacements] serving the Premises, in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use, damage by fire or other casualty caused by the Landlord and repairs which are expressly the obligation of the Landlord hereunder only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition).

         If the Landlord shall fail to cure any default by the Landlord in its obligations under this Paragraph 10, thirty (30) days after notice from the Tenant to the Landlord of such default (or, in the event of imminent danger of injury to persons or damage to property, after telephone notice of such default) or to commence such cure and diligently prosecute the same to completion, in the absence of any Terminable Default on the part of the Tenant hereunder, the Tenant may, at its option, cure such default for the Landlord's account as was specified in such notice, in which event the Tenant may offset against the Basic Rent next accruing under this Lease, cumulatively until exhausted, the reasonable costs and expenses it can demonstrate were incurred in good faith in the cure of such default plus interest thereon at the Lease Interest Rate, but in no event shall any such offset reduce the amount of Basic Rent payable below the amount from time to time necessary for the Landlord to make payments of principal, interest and other expenses payable under any first Mortgage perfected against the Premises, including any real estate taxes or other expenses which are or could become a lien upon the Premises, except to the extent such taxes and other expenses are actually paid by the Tenant. The Landlord shall provide the Tenant with evidence of such payments as the Tenant may reasonably require. Notwithstanding the foregoing, if the Landlord disputes the Tenant's allegation of default or the Tenant's right to take any action under this paragraph, any action taken by the Tenant under this paragraph or the costs and expenses incurred in any action taken by the Tenant under this paragraph, shall not afford the Tenant the right to offset any amounts due the Landlord until (i) the parties in good faith attempt to meet and resolve any such dispute within 10 days after notice from the Landlord to the Tenant or within ten days after the 30-day period, or telephone notice specified above, whichever first occurs; or (ii) determination of such dispute by a court of appropriate jurisdiction.

         Notwithstanding anything to the contrary as contained in this

Paragraph, the Landlord shall be solely and exclusively liable for all repairs and replacements which are capital in nature.

11.      COMPLIANCE WITH LAWS AND REGULATIONS:

         The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in Paragraph 16 in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

         During the Term, the Tenant and Landlord shall comply, each at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction (other than such as are the obligation of the Landlord hereunder), whether or not foreseeable, and whether or not they involve any changes in governmental policy, which are applicable to the Premises, the fixtures and equipment therein and thereon, or the Tenant's particular use thereof; the orders, rules and regulations of the New England Fire Insurance Rating Association or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises and the fixtures and equipment therein and thereon. Notwithstanding the foregoing, the Tenant shall not be responsible for future laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction that require a structural change to the Premises, Building or Property or other capital outlay.

12.      ALTERATIONS BY TENANT:

         The Tenant shall erect no signs (other than one at the driveway to the Building and on the facade of the Building, subject to approval of the Landlord [which approval shall not be unreasonably withheld, conditioned or delayed] and subject to any applicable ordinances related to signs as promulgated by either the towns of Billerica or Tewksbury) and shall make no alterations, additions or improvements in or to any portion of the Premises without the Landlord's prior written consent subject to the provisions of this Paragraph 12, which consent shall not be unreasonably withheld, conditioned or delayed. In connection therewith, the Landlord shall have ten days, from receipt of written notice from the Tenant detailing the proposed alterations, to approve or reject the same. The Landlord shall be deemed to have given his approval to any proposed alterations unless he shall have objected to the same within the time set forth herein. As part of any request for such consent, the Tenant shall provide the Landlord with plans and specifications drawn in accordance with good engineering practice (only if it would be usual and appropriate to prepare plans and specifications given the nature and extent to the proposed alterations, additions or improvements), reasonable evidence of suitable insurance and, lien bonds or other suitable assurances of the Tenant's obligation and wherewithal to complete the same at no expense to the Landlord and without failure to pay any contractor engaged to do the work.

         The Landlord agrees that in the absence of a Terminable Default on the part of the Tenant hereunder, its consent shall not be required for interior, non-structural alterations to the Building from time to time constituting a part of the Premises if the same are consistent with the use of the Premises as contemplated hereby and with the heating, ventilating and air conditioning and other engineering and mechanical systems in the Building. At the time Tenant requests Landlord's consent to any future alterations, installations, removals, additions or improvements, Landlord agrees it will only require Tenant to remove such alteration, installment, removal, addition or improvement at the end of the Lease Term provided the Landlord, in his sole discretion, determines such improvements will impair his ability to re-let the Premises to another tenant.

13.      LANDLORD'S ACCESS:

         The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times during usual business hours after not less than two business days' prior oral or written notice for the purposes of inspecting the same, but not more often than annually, exercising such other rights as it or they may have hereunder or under any mortgages (provided such rights are consistent with the Landlord's rights hereunder) and, during the last six (6) months of the Term or after any Terminable Default (inclusive of any applicable notice period) hereunder on the part of the Tenant, to show the Premises to other prospective tenants, purchasers or mortgagees and (ii) at any time and without notice in the event of emergency (in which event the Landlord shall attempt to give oral notice by telephone.) In connection therewith, Landlord shall use all commercially reasonable efforts to protect

Tenant's property and personnel from loss and injury and to avoid interfering with conduct of Tenant's business.

14.      INDEMNITIES:

         The Tenant and Landlord agree as follows: each shall indemnify and save the other harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which either directly or indirectly, in whole or in part arise out of or result from (i) the negligence, or recklessness, or willful misconduct of either party, its agents, servants and employees (ii) any act or occurrence in or about the Premises, unless caused by the negligence, recklessness, or willful misconduct of the applicable party, its agents, servants, contractors or employees (iii) the breach of any provision of this Lease by either party or any of its agents, servants, employees or contractors [Notwithstanding the same, the Tenant shall not indemnify the Landlord for the Landlord's breach of Lease nor shall the Landlord indemnify the Tenant for the Tenant's breach of Lease] (iv) judgments, citations, fines or other penalties rendered or assessed against one or the other (with the exception of any claims under the applicable party's workmen's compensation insurance policy) as a result of one of the party's failure to comply with all federal, state and local laws, safety and health regulations relating to either party's use or occupation of the Premises. In connection herewith, both the Landlord and Tenant agree to give the other prompt notice of any such violation which may be asserted by a governmental agency.

         The Landlord and Tenant further agree to indemnify the other from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action and/or proceeding brought thereon. If the Landlord shall breach this covenant and fail to reimburse the Tenant for such costs and expenses after written demand, the Tenant shall be allowed to offset the same against basic or additional rent. If the Tenant shall breach this covenant and fail to reimburse the Landlord for such costs and expenses after written demand, the Landlord may declare a Default under this Lease based upon non-payment of rent.

         Nothing contained above is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms this Lease. The rights and obligations of the Landlord and Tenant under this Paragraph 14 shall survive the expiration and/or earlier termination of this Lease.

15.      CASUALTY DAMAGE:

         A. Tenant's Right to Terminate: If the Premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty, the Tenant shall immediately give written notice thereof to Landlord and unless this Lease is terminated as hereinafter provided, the Landlord, at his own expense, shall repair or rebuild the same so as to restore the Premises to substantially the same condition they were in immediately prior to such damage or destruction, subject however, to zoning and building laws then in existence, provided that the Landlord shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control, and provided further that the Landlord shall not be required to expend more than the net amount of insurance proceeds, if any received, by Landlord for such purposes, plus the amount of any deductible, so long as the Landlord maintains the insurance required of it under this Lease and so long as the Landlord uses best commercial efforts to promptly get the maximum allowable proceeds related thereto. Notwithstanding the foregoing, the Landlord within 30 days after receipt of said written notice of damage, shall inform the Tenant whether or not said damage can be repaired within 120 days, based upon a reasonable estimate of the Landlord's architect and engineer. If the Landlord notifies the Tenant it cannot repair or rebuild the Premises so as to restore the same to substantially the same condition they were in immediately prior to the destruction within said 120 days or (i) if the Premises is not restored within 120 days from the date the Landlord notifies the Tenant of its intent to restore, or (ii) if there is no notice at all from the Landlord within 30 days from the date of loss, then in any such events, the Tenant may elect to cancel this Lease upon five days written notice to the Landlord.

         B. Landlord's Right to Terminate: If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such character that the same cannot, in the ordinary course, reasonably be expected to be repaired within 120 days from the time that repair work would commence or if either the Premises or Building shall be damaged or destroyed to the extend of 25% or more on a square footage basis by any cause, (whether insured against by the Landlord or not) the Landlord may elect by written notice to the Tenant, to be provided to Tenant within 30 days of Landlord's receipt of said damage, either to terminate this Lease or to repair or rebuild on the conditions set forth in the above clause. The Tenant shall likewise be afforded the right to terminate the Lease if more than 25% of either the Premises or Building shall be damaged or destroyed.

         C. Tenant's Obligations to Repair: In the event that the Premises or Building is damaged or destroyed by any cause, then, unless this Lease is terminated as provided above, the Tenant at its own expense
[but in no event beyond the net amount of insurance proceeds, if any, received by the Tenant for such purposes, less any applicable deductible] and proceeding with all reasonable dispatch shall repair or replace all trade fixtures, equipments, signs or other property installed by or belonging to the Tenant which shall be damaged to destroyed.

         D. Abatement of Rent: If the Premises shall be damaged by fire or other casualty, the Base Rent and Additional Rent payable by the Tenant shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of the Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue its use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises except if the Tenant has elected to cancel the Lease pursuant to
Section 15A (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work to be performed therein by Tenant) to substantially the condition in which the Premises were in prior to such damage, so long as Tenant has been provided 120 days from the date it is afforded access to the Premises to complete the Tenant's repairs. In no event shall Landlord be obligated in connection with the restoration of the Premises, as stated herein, to expend an amount in excess of the proceeds of insurance recovered with respect thereto so long as the Landlord maintains the insurance required of it under the Lease and provided it uses its best commercial efforts to promptly process a claim with its insurer. In the event the Premises shall be damaged by fire or other casualty directly resulting from negligence of the Tenant, its agents, contractors, employees or invitees, and this Lease shall not be terminated by the Landlord as a result of such damage, Tenant shall not be released from any of its obligations hereunder including, without limitation, its duty to pay the Base Rent and Additional Rent payable by Tenant, without abatement or reduction.

         E. Award: Landlord shall have and hereby reserves and accepts and Tenant hereby grants and assigns to Landlord, all rights to recover damages to the Premises, Building or Property and the leasehold interest hereby created, from Landlord's insurance and to compensation accrued or hereafter to accrue by reason of such damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord, to grant and assign to Landlord all rights to such damages or compensation from Landlord's insurance. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any proceedings a claim for the value of the Tenant's inventory, furnishings, equipment or usual trade fixtures installed in the Premises by Tenant and at Tenant's expense, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord.

16.      CONDEMNATION:

         If a substantial portion of the useable floor areas of the building, or of the parking area, from time to time constituting part of the Premises shall be taken, such that the same shall materially and adversely interfere with the Tenant's ability to conduct business on the

Premises as contemplated under the Lease, or if the Tenant's access to the Premises shall be deprived for one (1) month or more, by eminent domain or appropriated by public authority, the Tenant may terminate this Lease by giving written notice to the Landlord within thirty (30) days after such taking or appropriation becomes final and Tenant is informed of same by Landlord in writing, the Landlord enclosing with such notice the applicable notifications of taking from the appropriating public authority. In the event of any such termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, or the date Tenant's access is deprived and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

         If all or any part of the Improvements or any other improvements from time to time constituting part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure, close and restore so much of the Improvements or other improvements constituting part of the Premises as remain to an architectural whole except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect to the Improvements and any other improvements from time to time constituting part of the Premises as they existed immediately prior to such taking or appropriation; in such event, there shall be an equitable abatement of Basic Rent in proportion to the loss of useable floor area in the Improvements after giving effect to such replacement, from and after the date the Tenant must surrender possession (or access is deprived) or, if later, the date the Tenant actually surrenders possession and except further, that if, in such event, for any reason any Mortgagee retains any portion of such damages or award and the Landlord fails within thirty (30) days after a request by notice from the Tenant to agree to secure and close the remaining improvements as aforesaid, then the Tenant shall have an additional period of sixty (60) days after the expiration of such thirty (30) day period within which to terminate this Lease, in which event, this Lease shall thereupon be void and without recourse to the parties as to obligations thereafter accruing. The Tenant agrees that the foregoing rights shall be its sole remedies, both at law and in equity, for the failure of any Mortgagees and the Landlord to fulfill its obligations to secure and close the remaining improvements as aforesaid.

         The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to Improvements constructed and/or made by the Tenant as well as to the Tenant's trade fixtures, personal property or moving expenses. Nothing contained herein shall prohibit the Tenant from making claim in its own name against the municipality for damages including but not limited to loss of business and an amount equal to its unamortized costs of leasehold improvements on condition such application does not interfere with the Landlord's paramount right to claim damages in connection with any such taking. Notwithstanding anything to the contrary set forth above, if the Tenant is deprived of access to the Property, an abatement of basic and additional rent, effective on the date of deprivation, shall take effect. In addition thereto, in the event of Condemnation, all Basic and Additional Rent shall be abated.

17. LANDLORD'S COVENANT OF QUIET ENJOYMENT; TITLE:

         The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease. The Landlord warrants that as Trustee of Y-CEE INVESTMENT TRUST, u/d/t dated January 12, 1979 and recorded with the Middlesex Northern District Registry of Deeds at Book 2348, Page 327 (as Amended by instrument dated January 4, 1999), that he has the right and lawful authority to enter into this Lease and further that the Landlord is the owner of the fee in the Premises subject to no liens or encumbrances of record. In connection herewith, the Landlord, from time to time upon request, shall furnish to the Tenant evidence sufficient to establish that it owns the Premises, including a list of encumbrances, if any, perfected and recorded against the same.

18. TENANT'S OBLIGATION TO QUIT:

         The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any alterations, additions and improvements which have been made by the Tenant to the Premises, and any replacements thereof in the order, condition and repair required by Paragraph 10 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which either the Tenant elects to remove or which the Landlord has required be removed pursuant to the terms of Paragraph 12 hereof and Tenant if it so chooses or if requested by the Landlord pursuant to the terms of Paragraph 12 hereof, restoring the Premises in each case to substantially their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be reasonable wear and tear and casualty excepted. The provisions of this Paragraph 18 shall expressly survive the termination or expiration of the Term of this Lease.

19. TRANSFERS OF TENANT'S INTEREST:

         A. Subletting: Tenant shall have the right, subject to approval of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed, to sublet all or any portion of the Premises or grant a license therein, provided: (i) Tenant is not in default of the Lease beyond any applicable cure period (ii) Tenant provides Landlord with prior written notice of the Sublease or license, at least thirty (30) days prior to the commencement date of the sublease or license (iii) Tenant delivers to Landlord an executed copy of the sublease or license by the commencement date of the sublease or license (iv) Tenant remains liable under the Lease.

                Notwithstanding the provisions of Section 26 hereafter, Landlord shall, at Tenant's Request, provide Tenant with (i) an Estoppel Certificate stating whether Landlord knows of any Default under the Lease at the time of the proposed subletting [or assignment as hereinafter provided]. Should rent under the Sublease to be paid the Tenant exceed the Basic Rent which the Tenant is then paying to the Landlord, the Tenant agrees that it shall share the net excess rental equally with the Landlord. In connection therewith, the Tenant shall furnish the Landlord with an executed copy of the applicable Sublease.

         B. Assignment: Should the Tenant desire to assign all or any portion of its interest in the Lease to a third party, it shall be required to notify the Landlord of the same in writing and to furnish the Landlord timely any and all materials it might reasonably request concerning the proposed Assignee's financial condition and a detailed description of such entity's business operations and proposed use of the Premises. The Landlord shall be required to notify the Tenant in writing of its decision whether to agree to or reject the proposed Assignment within fourteen (14) days of its receipt of all documentation it might reasonably request be supplied to it from either the Tenant and/or proposed Assignee. In connection therewith, Landlord shall not unreasonably withhold, condition or delay its consent.

                  Any attempted assignment without the consent of the Landlord and without an executed Assumption Agreement between it, the Tenant and the Assignee, shall be deemed void.

                  Notwithstanding anything to the contrary, the Landlord need not give its consent and Tenant need not obtain such consent to an assignment by the Tenant, upon reasonable notification to the Landlord, to a subsidiary, parent or affiliate of Tenant or to a successor to

Tenant by means of merger, consolidation, corporate reorganization or the purchase of all or substantially all of the Tenant's assets or shares of stock on condition that such Assignee shall reasonably demonstrate, if requested by Landlord in writing, sent to Tenant within five (5) days of the Landlord's receipt of notice of such Assignment, to the fact that the Assignee's net worth (determined in accordance with generally accepted accounting principles) is not less than that of the Tenant at the time of such assignment and the transferee assumes the terms of this Lease by execution of a separate writing, except to the extent the Transferee assumes such terms by operation of law and provides evidence of the same to the Landlord. In addition thereto, any transfer, pledge, sale or other disposition and/or power to vote the outstanding shares of corporate stock of the Tenant (and/or the issuance of new shares of stock in the Tenant) shall not be deemed an Assignment.

20. TRANSFERS OF LANDLORD'S INTEREST:

         The Landlord shall have the right from time to time to sell or mortgage its interest in the Building and Property, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord (or, in the case of any purchasers at foreclosure sales or grantees under deeds in lieu of foreclosure, by any Mortgagee) by duly recorded instruments and after receipt of copies of such instruments as provided to Tenant by Landlord or such transferees or assignees, the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees, purchasers and grantees at the addresses mentioned in and in accordance with the terms of such instruments. Each foreclosing Mortgagee or other transferee, purchaser or grantee shall, in writing, assume the obligations of the Landlord under this Lease, subject, however, to the limitations upon liability of the Landlord as set forth in Paragraph 27.

         Within ten (10) days following any transfer by Landlord of its ownership interest in the property, Landlord shall provide Tenant with written notice of such transfer and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). In the event that the Landlord fails to provide the Transfer Notice,
(a) the Tenant shall not be liable to any successor Landlord for rent payments paid to the former (predecessor) Landlord and (b) any successor Landlord shall be bound by any notice sent to the former (predecessor) Landlord by the Tenant.

21. MORTGAGEES' RIGHTS:

         The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective as to any Mortgage filed subsequent to the execution and delivery hereof by only if either the Mortgagee agrees in a recordable writing or such mortgage provides that, for so long as there exists no Terminable Default under this Lease on the part of the Tenant, the Mortgagee, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, will not join the Tenant in any foreclosure proceedings (except to the extent required by law) and will not terminate this Lease (except as provided herein) or disturb the Tenant's possession of the Premises hereunder in customary form or words of similar import and will make insurance proceeds available as and to the extent provided in Paragraph 8. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require, such instrument(s) to require the approval of the Tenant which approval the Tenant shall not unreasonably withhold.

         No notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise by reason of any such default, unless the Tenant first gives such notice to all Mortgagees of whom Tenant has been given notice and provides such Mortgagees with the same period(s) for cure as are available to the Landlord after such notice within which to cure such default. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver in recordable form such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the

Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. In such event, the Tenant shall not be liable to the Landlord for any payment made to such Mortgagee. By any such request, such Mortgagee or successor shall be deemed and construed without further agreement to have assumed and agreed to carry out and perform all covenants and obligations of the Landlord under this Lease thereafter arising, subject, however, to the provisions of Paragraph 27 and provided the Landlord shall remain liable under the Lease with the Mortgagee (if applicable) and/or its successor concerning those duties required by Paragraph 27. Any Mortgagee may, at any time, by giving written notice to and without any further consent from the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or recording thereof or otherwise.

         In connection herewith, the Tenant acknowledges that any Mortgagee reserves the right to use whatever reasonable format of a nondisturbance agreement it might elect to employ and therefore the Landlord does not warrant or otherwise represent what the precise provisions of that instrument might be or what the same might provide. Notwithstanding the foregoing, any Subordination and Nondisturbance Agreement prepared by the Mortgagee and presented to the Tenant for execution shall include a provision that the Tenant's possession shall not be disturbed and the Mortgagee shall abide by the terms and conditions of this Lease if the Tenant is then in compliance with the terms of this instrument [to wit: not in default beyond applicable notice and cure periods] and continues to abide by the terms and conditions of the same. The costs of recording any such nondisturbance agreement shall be borne by the Tenant. Landlord warrants and represents that (i) there is no Mortgage affecting the Property as of this date and (ii) there is no ground lease affecting the Property. Landlord agrees to notify Tenant in writing of the name and address of any future Mortgagee.

22.      TENANT'S DEFAULT; LANDLORD'S REMEDIES:

         If (a) the Tenant shall default in the payment of any Basic Rent or Additional Rent and such default shall continue for fourteen (14) days after notice from the Landlord of such default without cure; or (b) the Tenant shall default in the performance or observance of any of the other material covenants contained in this Lease and on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after notice from the Landlord of such default to cure such default, or if it is beyond the reasonable control of the Tenant to cure such default within thirty (30) days, promptly to commence such cure and thereafter to pursue such cure diligently to completion; or (c) if the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

              (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body, the commencement of such voluntary case and those proceedings have not been vacated, Dismissed or otherwise set aside within thirty (30) days from the date of commencement thereof,
              (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

              (3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

              (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

              (5)  by the entry of an order by a court of competent jurisdiction
(i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

              (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; then, and in any of said cases (a), (b), or (c) (each of which, subject to the following sentence is herein sometimes called a (Terminable Default"), the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter onto and upon the Premises, or any part thereof, repossess the same as the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

         No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant, of its obligations and liabilities under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either
(i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable broker's and attorneys' fees, or (ii) at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value of the amount by which the payments of Basic Rent and the Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date. In connection with reletting the Premises as provided for herein, Landlord agrees to use all reasonable efforts in connection with the same.

         Without thereby affecting any other right or remedy of the Landlord hereunder, in the event of (i) any default on the part of the Tenant in the performance or observance of any non-monetary covenant contained in this Lease and on the Tenant's part to be performed or observed and the failure of the Tenant, within thirty (30) days after notice from the Landlord of such default, to cure such default or if it is beyond the reasonable control of the Tenant to cure such default within thirty (30) days or promptly to commence such cure and thereafter to pursue such cure diligently to completion or (ii) any default on the part of the Tenant which results in jeopardy to the Landlord's title to the Premises or to the Landlord's interest under any mortgage of the Premises and which remains uncured for three (3) business days after notice of such default from the Landlord to the Tenant (or if it is beyond the reasonable control of the Tenant to cure such default within three (3) business days, if the Tenant shall not promptly commence such cure and thereafter diligently pursue such cure to completion) or (iii) imminent danger of injury to persons or damage to property as a result of any default on the part of the Tenant as to which the Landlord has given telephone notice to the Tenant, or (iv) any Terminable Default on the part of the Tenant hereunder, then in any of such events the Landlord may, at its option, cure such default or Terminable Default for the Tenant's account and the reasonable cost to the Landlord of such cure, together with interest thereon at the Lease Interest Rate, shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

         If the Landlord shall be required to commence proceedings to enforce its remedies as provided for herein (including preparation of any Notice of Default), it shall, in addition to damages, be entitled to receive all its costs and its reasonable attorney's fees incurred by it in any such action.

23.      REMEDIES CUMULATIVE; WAIVERS:

         The specific remedies to which the Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled under any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies provided for in this Lease, the Landlord and the Tenant shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions. In connection herewith, the prevailing party, should litigation be initiated, shall entitled to an award of its costs and its reasonable attorney's fees.

24.      NOTICES:

         Any notices, requests, approvals, specifications, demands or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or to the Tenant at the address set forth herein for each (for Tenant addressed to Facilities Manager), with copies of such notice(s) sent to respective counsel for both the Landlord and Tenant, as follows: if to the Landlord, Robert L. Marder, Esquire, 23 Central Avenue, Suite 408, Lynn, Ma. 01901; if to the Tenant to: Michael H. Messina, Esq., 175 Science Parkway, Rochester, New York 14620; if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. When this Lease provides for any period to commence after notice, such period shall be deemed to commence one day after postal records indicate delivery of such notice was first sent as attested to by Post Office Stamped Receipt. When this Lease requires that notice be given on or before a certain date or within a certain period, such notice shall be deemed given on the date mailed as in this Paragraph 24 provided. Time shall be of the essence of all notice provisions of this Lease. Oral notifications by telephone where permitted by this Lease shall be directed to Christopher Smith, Director of Operations.

25.      RECORDING:

         The Landlord and the Tenant hereby agree, each at the request of the other or of any Mortgagee, promptly to execute, acknowledge and deliver a recordable form or notice of lease, notices of any assignments of rents and profits, notices of any amendments to this Lease and of such other information as may from time to time be necessary under G.L. (Ter. ed.) Chapter 183, Section 4 or under similar additional or successor statutes for the protection of any interest of the Landlord; the Tenant or any Mortgagee having a perfected interest in the Premises. The party which seeks preparation of any such document(s) listed herein shall bear the cost(s) of preparing and recording the same.

26.      ESTOPPEL CERTIFICATES:

         The Landlord and the Tenant hereby agree from time to time, but not more than twice during any calendar year, each after not less than twenty (20) days prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

27.      HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS:

         A. The Landlord represents and warrants to the Tenant that the Property, Premises and Building and its existing uses to the best of its knowledge and belief (after due investigation and familiarity with previous uses and Phase I testing) comply with, and Landlord is not in violation of, and has not violated and covenants that it will not violate and will not knowingly allows other to violate, in connection with its ownership, use, maintenance or operation of the Property, Premises and Building and the conduct of business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including without limitation Hazardous Materials as defined hereafter) [collectively "Environmental Laws"]. Landlord and Tenant shall at their own expense promptly observe and comply with all present and future Environmental Laws including without limitation the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations and standards as are or may be promulgated thereunder.

         B. Without limiting the foregoing, Landlord represents and warrants to the Tenant that it, its agents, servants, contractors and employees have (i) operated the Property, Premises and Building and have at all times received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, country, regional, or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Property, Premises and Building (collectively "Hazardous Materials") in strict compliance with Environmental Laws and (ii) removed (or will remove prior to the Commencement Date) from the Property all Hazardous Materials.

         C. Landlord represents and warrants to the Tenant there is no fact pertaining to the physical condition of the Property, Premises and Building known to it which (i) materially and adversely affects or materially and adversely will affect the Property, Premises and Building or the use, enjoyment or value thereof or Landlord's ability to perform his obligations contained in this Lease and (ii) which Landlord has not disclosed to Tenant in writing prior to this Lease.

         D. Landlord represents and warrants to Tenant that it has received no notices of any violation or claimed violation of any of the matters referred to above, including notices related to any pending investigation, lawsuit or other action relating thereto and covenants that it will forthwith give notice to the Tenant should it in the future receive any notifications described aforesaid. In addition thereto, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all "Remediation Costs" (as hereafter defined) sustained or incurred by Tenant in the event that Tenant is required by any municipal, state or federal agency to affect a Remediation of any Hazardous Substances which may be located on the Property and the Building as of the date of this Lease and hereafter, unless such Hazardous Substances are present or released as the direct result of the acts or omissions of Tenant or any of Tenant's agents, servants, employees, contractors or invitees.

         As used herein, the term "Remediation Costs" shall mean the cost of remediation and clean-up of the Hazardous Substances which Tenant may incur as the result of any order of the DEP, the U.S. Environmental Protection Agency or any State, Federal or other Court of competent jurisdiction requiring that Tenant affect a remediation of any Hazardous Substances including without limitation all costs, fees [including legal fees] and expenses incurred by said Tenant.

         E. The provisions of this Section 27 shall survive the expiration or earlier termination of this Lease.

         F. Landlord shall defend, indemnify and hold harmless the Tenant, its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including attorney's fees) arising out of or in any way related to the breach of Landlord's representations, warranties and covenants contained in this Section 27 including without limitation liability arising out of or in any way related to hazardous materials permitted or suffered by Landlord or by any of its employees, agents, officers, directors or invitees at the Premises or the soil, water, vegetation, buildings, personal property, persons, animals or otherwise and any personal injury (including wrongful death) or property damage arising out of or related to such hazardous materials unless the foregoing is caused by acts of the Tenant or the Tenant's agents, servants, employees, representatives, contractors or invitees.

28.      OTHER UTILITIES:

         Subject to approval from the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, the Tenant, at its sole cost and expense, shall have right to introduce into the Premises such other utilities as it may be deem necessary for the conduct of its business. The Tenant shall pay the cost of all such other utilities directly to the applicable utility supplier.

29.      OPTION TO EXTEND TERM AND TO REQUEST ADDITIONAL SPACE:

         A. Provided that Tenant is not in default under this Lease beyond any applicable grace/cure period, then, in such event, the Tenant shall have the option of notifying the Landlord not later than one hundred eighty (180) days prior to the expiration of the Lease Term, as defined by
Section 4 above, of its intent to extend the term of this Lease for a period of five (5) years ("Option Period").

         During the term of the Option Period, the Tenant shall pay to the Landlord, as Annual Basic Rent, 95% of the then fair market rental value of the Premises, but in no event shall the rent for the Option Period be less than $7.50 per square foot, triple net.

         B. Provided that Tenant is not in default under this Lease beyond any applicable grace/cure period, then in such event, the Tenant shall have the following additional option:

                (i) the Tenant shall have the first option to lease additional space ("Additional Space") at the Building once any tenant for such Additional Space shall have vacated the same.

                  In connection therewith,

                           [1] the Landlord shall promptly notify the Tenant in
writing when it receives notice that any Tenant for that adjacent contiguous space has given notice of its intent not to renew any lease for that area;

                           [2] the Tenant shall have ten (10) days from receipt
of said notice to advise the Landlord in writing whether it intends to exercise such option for the Additional Space;

                           [3] should the Tenant notify the Landlord of its
intent to exercise the option for Additional Space, the parties shall thereupon meet, and within five days from receipt of the Tenant's notice, shall execute a letter of intent in the same format as that which was executed by them on or about March 22, 1999, it being understood that the amount of base rent for the Additional Space shall be market rental as determined by the Landlord;

                           [4] failing notice by the Tenant as described in
Section [2]
above, the Landlord shall have the right to market the Additional Space and to execute a Letter of Intent with any third party for the same.

              Reservation: The ability of the Tenant to exercise this right shall terminate automatically with respect to a portion or all of the uncommitted space at the Building, when the Landlord shall have executed a Letter of Intent with any third party for a lease of such portion or all of the remaining uncommitted space at the Building and thereafter a lease is entered into between the Landlord and that other Third Party. Barring execution of a Lease, the Tenant's right as aforesaid to lease the remaining space or a portion thereof at the Building shall be revived. In connection with the Tenant's rights set forth in this clause (i), the Landlord agrees he shall not execute any Letter of Intent or lease with any third party for lease of any portion of the then remaining leasable space in the Building unless Landlord has previously notified Tenant in writing of the potential interest of such third party (provided that such notice shall not be required to include any confidential information) and has afforded the Tenant five business days within which to exercise its first right to lease all the then remaining leasable space in the Building.

         Notwithstanding anything to the contrary, all obligations of the Tenant with respect to the Triple Net provision(s) of the Lease as defined by
Section 6 above and in other applicable portions of this instrument, as well as all terms, conditions and covenants of this Lease, shall be applicable to leasing of the Uncommitted Space without necessity that any separate writing setting forth the same be executed by the Parties. Thereafter, the Uncommitted Space shall be deemed to be part of the Premises for all purposes, including without limitation, the option to extend under Section 29A above.

         If within thirty (30) days after receipt of written Notice by the Tenant of its intent to extend the term of the Lease as provided for above or to lease additional space, likewise described aforesaid, the Landlord and Tenant shall be unable to agree upon the amount of the then fair market rental for the Premises (to wit: the annual rate of Basic Rent which the Landlord proposes to apply to the Option Period as well for the basic rent to be charged for the additional space), the Landlord and Tenant shall within ten (10) days each select an appraiser and those two shall within ten (10) days select a third. The third appraiser shall thereupon, within thirty (30) days of his selection, issue a written report to the Landlord and Tenant informing each of the annual rate of Basic Rent as determined by two of the three appraisers for the Option Period. The decision of the appraisers referred to in the preceding sentence shall be binding upon the parties (subject to other terms of the Lease and payment of additional rent as described aforesaid).

         Each party shall pay fees and costs for its own appraiser and shall pay one half (1/2) of those fees and costs charged by the third appraiser.

         For purposes of this clause, an "appraiser" shall be an individual who has an "MAI" (Member of the Appraisal Institute) designation for a minimum of two years and who is independent of both the Landlord and Tenant. Such appraiser shall also be an individual with at least five years experience in appraising commercial and industrial property in the Greater Boston Area.

         Within five days after decision of the Appraisers related to rent to be applicable for the Additional Space, or in the alternative within five days of Agreement between the Landlord and Tenant of base rent to be charged for the Additional Space, whichever shall first occur, the Landlord and Tenant shall execute an Addendum to the Lease incorporating thereto the Additional Space.

         In addition thereto, all obligations of the Tenant with respect to the triple net provision of the Lease, as defined in Section 6 above and in other applicable portions of this instrument, shall remain in full force and effect during the Option Period (or during the period it shall occupy the additional space) as well as all other terms, conditions and covenants of such Lease without necessity that any other writing be executed by the parties.

30.      SECURITY DEPOSIT:

         None

31.      BROKERAGE:

         The Brokers named herein, Meredith & Grew Incorporated and
CB Richard Ellis Whittier Partners, by execution hereafter, each certifies that it is duly licensed as a broker by the Commonwealth of Massachusetts and hereby joins in this Agreement and becomes a party hereto insofar as any provisions of this instrument expressly apply to it. Landlord shall be solely liable for payment of commissions due the Brokers identified herein.

32.      ADDITIONAL PROVISIONS:

         A. The Tenant shall have 24 hour access to the Premises and parking facilities each day of the year.

         B. Landlord covenants and agrees that in exercising any of its rights and performing its obligations, set forth herein, Landlord shall use commercially reasonable efforts to minimize its inconvenience and interference with Tenant's business and operations and use and enjoyment of the common areas and shall not cause or permit any obstruction or diminution of the Premises or access or egress thereto or therefrom.

         C. Landlord shall hold in confidence all financial information obtained from Tenant or Tenant's records, except in respect of the normal kind of disclosure which in the regular course would be made to prospective bona fide mortgagees and purchasers of the Building.

         D. Tenant shall have the right to install a satellite antenna dish or other equipment with a similar cumulative size, with attachments thereto, on the roof of the Building. All costs associated with installation and maintenance of the same shall be borne by the Tenant. In addition thereto, the Landlord shall have no liability for damage which may occur to the antenna/satellite dish unless negligently, recklessly or intentionally caused by its agents, servants or employees. Notwithstanding the Landlord's duty to maintain and to repair the roof as set forth in Section 10, the Tenant shall be solely and exclusive liable to affect any repairs to the roof and/or damage to the Building which may result from the installation of the antenna dish or other equipment referred to in this clause and, in addition thereto, the Tenant shall indemnify and otherwise hold harmless the Landlord from all claims which may be made against it by any other occupant of Building 6 whose demised premises may be damaged as a consequence of any damage to the roof which may be caused by installation and maintenance of the satellite dish by said Tenant.

         E. As part of the Landlord's work described in Section 5, the Landlord shall, at Landlord's cost and expense, provide the Tenant one dedicated tail board height loading dock with leveler and enclosed shipping area.

The design of the dock and enclosure shall be approved by both parties prior to construction of the same.

33.      PERSONAL PROPERTY OF TENANT:

         All personal property placed or moved on or into the Demised Premises shall be at the sole risk of the Tenant or owner thereof. Landlord, any agent of the Landlord and/or any principal of the Landlord, shall not be liable for any and all damage to said personal property of the Tenant arising from any cause or by any source, except for the negligence, recklessness or willful misconduct of the Landlord, its agents, servants, employees or representatives.

34.      DELAYS - FORCE MAJEURE:

         In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, weather, earthquake, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than such party's financial condition) shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or a "reasonable time," and the time for performance shall be extended as reasonably required by the circumstances of such cause. In any case, where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, and for reasonable delays not attributable to said party in the collection of such proceeds and awards.

35.      ATTORNEY'S FEES:

         Each party agrees to pay all reasonable costs of the prevailing party in action brought to enforce the terms of this Lease, including without limitation reasonable attorney's fees. This provision shall apply to trial (including commencement of Summary Process Proceedings), injunctive hearing and appellate proceedings.

36.      ACCORD AND SATISFACTION:

         In addition to those applicable provisions of Section 23, no payment by the Tenant, or receipt by the Landlord, of a lesser amount that monthly rent and additional monthly rent as provided for aforesaid shall be deemed to be other than on account nor shall any endorsement or statement of any check or letter accompanying any check or payment as rent and/or additional rent be deemed an accord or satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or by law, unless agreed to by all parties in writing.

37.      FINANCING AGREEMENTS:

         Tenant may collaterally assign or mortgage its leasehold interest or a grant a security interest in its furniture, fixtures, equipment and other personal property owned by said Tenant. However, Tenant shall not enter into, execute, or deliver any financing agreement that can be considered as a priority to any mortgage Landlord may have placed, or may place in the future, upon the Premises.

38.      BIND AND INURE; LIMITED LIABILITY OF LANDLORD:

         All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

         The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Premises, Property and Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Premises who shall be deemed and construed without further agreement to have assumed and agreed to carry out and perform all covenants and obligations of the Landlord arising under this Lease during the period of such ownership (and, except in the case of foreclosing Mortgagees, purchasers at foreclosure sales, grantees under deeds in lieu of foreclosure and their successors and assigns, prior to such period if not carried out and performed by the prior owner), subject, however, to the provisions of this Paragraph 38, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Premises. In no event shall the Landlord be liable to the Tenant for any special consequential or indirect damages suffered by the Tenant or any other person or entity by reason of a default by the Landlord under any provisions of this Lease. Likewise, the the Tenant shall not be liable to the Landlord for any special, consequential or indirect damages suffered by the Landlord or any other person or entity by reason of a default by the Tenant under any provisions of this Lease.

39.      AUTHORITY:

         The Landlord represents he has been specifically authorized by the beneficiaries of Y-CEE INVESTMENT TRUST to execute this instrument.

         The Tenant represents its duly authorized officer, identified hereafter, has been authorized to execute this instrument by the Board of Directors of Adaptive Broadband Corporation.

40.      CAPTIONS:

         The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

41.      INTEGRATION:

         The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

42.      SEVERABILITY; CHOICE OF LAW, AND FORUM:

         If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

         This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

         In addition thereto, and should either the Landlord or Tenant initiate litigation to seek enforcement of the terms, conditions and/or covenants of the within Lease, the in such event the parties agree that Jurisdiction, other than for Summary Process proceedings, shall vest solely and exclusively with Essex County Superior Court Department for the Commonwealth of Massachusetts, each signatory hereafter having agreed to the within forum selection clause.

         By execution hereafter, the Tenant submits to In Personam Jurisdiction within the Commonwealth of Massachusetts in accord with G.L. c. 223A, Section 3 and appoints the occupant of the Premises, Microwave Communications, as its duly authorized agent to accept service of process.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts under seal as of the date first above written.

                                       Landlord,
                                       TRUSTEE OF
                                       Y-CEE INVESTMENT TRUST

                                       /s/ Yvon Cormier Trustee
                                       -------------------------------
                                       Yvon Cormier,
                                       as Trustee as aforesaid,
                                       and not individually
                                               not individually


                                       Tenant,
                                       ADAPTIVE BROADBAND CORPORATION
                                       By: /s/ George Arena
                                           Executive Vice President
                                       -------------------------------
                                       Title


Broker,                                Broker,
CB RICHARD ELLIS                       MEREDITH & GREW
WHITTIER PARTNERS                      INCORPORATED
By:                                    By:

/s/ Bruce Levine                       /s/ Michael Gengela
-------------------------------        -------------------------------